EXHIBIT 10.2

EXHIBIT 1

Senior Secured Convertible Promissory Note

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SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

NEITHER THE SECURITY EVIDENCED HEREBY NOR THE SHARES OF CAPITAL STOCK INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR FISION CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS SECURITY (CONCURRED IN BY COUNSEL FOR FISION CORPORATION; PROVIDED, HOWEVER, THAT SUCH CONCURRENCE WILL NOT BE UNREASONABLY WITHHELD) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.

$500,000	May 28, 2021

FOR VALUE RECEIVED, Fision Corporation, a Delaware limited liability company (“Fision”), with an address at 1650 West End Blvd., Suite 100, St. Louis Park, MN 55416, and Score Inc., Puerto Rico (collectively with Fision, the “Maker”) promises to pay to the order of Josh Carmona, an individual with an address at 12635 Amber Avenue, Clermont, FL 34711 (“Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000) with no interest on the unpaid principal balance. Unless earlier converted pursuant to the terms of this Note, principal will be due at the Maturity Date. This Note may not be amended or modified, nor will any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought. Prepayment of principal may be made by the Maker and within the terms of this Note if no conversion has been executed.

1. Definitions:

a. “Collateral” means all the assets and property of Score, including without limitations its Accounts Receivable.

b. “Default” means the failure of Maker to pay the amount due by the Maturity Date unless the parties otherwise agree.

c. “Maturity Date” means two years from the date of this Note.

d. “Purchase and Sale Agreement (“PSA”)” means the Purchase and Sale Agreement as of May 28, 2021 between Fision Corporation (“Fision”), a Delaware Corporation, Score, Inc. (“Score”), a Puerto Rico Corporation, and Joshua Carmona (“Carmona”), an individual.

e. “Senior Security Position” means the Maker hereby grants Carmona, to secure the payment and performance in full of all of the obligations due under this Note a continuing security interest in, and pledges to Carmona, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Fision represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted to have superior priority).

f. “Trigger Date” means the earlier of (i) the Maturity Date, or (ii) the date on which Carmona elects to exercise his conversion rights.

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2. Conversion Terms. Subject to the conversion provisions set forth below, outstanding amounts due under this Note may be converted at any time following the Trigger Date or a Default into not more than 10 million shares of common stock of Fision Corporation, based on a conversion price equal to the greater of: (aa) $0.05 per share, or (bb) Volume Weighted Average Price (“VWAP”) over the last 10 trading days prior to conversion. Exercise of the option to convert will satisfy all obligations under this Note.

3. Security Interest. Maker hereby assigns and grants to Carmona a security interest in and to the Collateral of Accounts Receivable and all other assets of Score to secure payment of the Promissory Note, collectively, not to exceed $500,000.

4. No Recourse. Payee will have no recourse against any officer, director, shareholder, agent or representative of Maker for the payment of the principal of or any fee on this Note, or for any claim based hereon or otherwise in respect hereof, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being.

5. Replacement of Note. Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor and dates as of such cancellation, in lieu of this Note. The terms and provisions hereof will inure to the benefit of, and be binding upon, the respective successors and assigns of the Maker and the Payee.

6. Presentment, Demand, etc. Maker waives presentment, demand, protest, notice of protest, notice of dishonor, and any other notice or demand to which they might otherwise be entitled, together with all requirements necessary to hold it liable as the maker of this Note.

7. Modification. No waiver or modification of the terms of this Note will be valid unless in writing, signed by Maker and Payee. Any modification will be valid only to the extent set forth in writing.

8. Partial Invalidity. If any term or provision of this Note is held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

9. Remedies Cumulative. The remedies available to Payee at law or in equity will be cumulative and concurrent and may be pursued singly, successively, and together at the sole discretion of the Payee and may be exercised as often as occasion therefore may occur. The failure to exercise any right or remedy will in no event be construed as a waiver or release or remedy.

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10. Notice. Any notice required to be given under this Note must be given by hand delivery or recognized overnight courier (such as FEDEX) to the other party at the addresses listed above. Any notice given to Maker must also be given to: Daniel J. Dugan, Esq., Spector Gadon Rosen Vinci PC, 1635 Market Street, 7th Floor, Philadelphia, PA 19103, ddugan@lawsgrvlaw.com.

11. General Provisions. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, the Maker will not be released from liability. Payee may renew or extend (repeatedly and for any length of time) this Note, or take any other action deemed necessary by Payee without the consent of or notice to anyone.

12. Assignment. This Note will inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither party may assign his rights and interest hereunder without the prior written consent of the other party, and any purported assignment without such consent is null and void; provided, however, that Payee may assign this Note to a related party without Maker’s consent.

13. Governing Law; Venue; Jurisdiction. This Note and the Amendment are to be construed and enforced in accordance with and governed exclusively by the laws of the State of Delaware. Jurisdiction and venue in any action brought by any party pursuant to this Note will lie exclusively in the state or federal court with jurisdiction over Wilmington, DE. Each party irrevocably submits to the exclusive jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

14. Waiver of Jury Trial. MAKER AND PAYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS NOTE AND THE PSA TO THE FULLEST EXTENT HE MAY LEGALLY AND EFFECTIVELY DO SO.

15. Compliance with Usury Laws. All agreements between Maker and Payee are hereby expressly limited so that in no event will the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the money to be loaned under this Note exceed the maximum amount permissible under the laws of the State of Delaware. If, at the time of any interest payment, the payment amount due under this Note is in excess of the legal limit, the obligation will be reduced to the legal limit. If Payee should ever receive, as interest, an amount that exceeds the highest lawful rate, the amount that would be excessive as interest will be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest.

16. Documentary Stamp Taxes. Maker is responsible for payment of all documentary stamp taxes and other similar taxes due on the obligation evidenced by this Note.

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IN WITNESS WHEREOF, the undersigned haves duly executed this Note as of the day and year first above written.

MAKER:

FISION CORPORATION

By:	/s/ Michael Brown
Michael Brown, Chairman of the Board

PAYEE:

/s/ Joshua Carmona
Joshua Carmona, an Individual

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